Exhibit 2

INFORMATION DIRECTED TO THE SHAREHOLDERS OF VISTA ENERGY, S.A.B. DE C.V. RELATED TO THE ORDINARY GENERAL SHAREHOLDERS´ MEETING TO BE HELD ON JANUARY 27, 2026

In relation to items I, II and III of the agenda of the ordinary general shareholders’ meeting of Vista Energy, S.A.B. de C.V. (the “Company” or “Vista”), to be held at 11:00 AM on January 27, 2026 (the “Shareholders’ Meeting”) in terms of the call published on December 16, 2025 on the website of the Bolsa Mexicana de Valores, S.A.B. de C.V. and in the Electronic System of the Ministry of Economy, and in compliance with the provisions of Articles Eighteenth and Twentieth of the Company’s bylaws and Article 47 of the Securities Market Law (Ley del Mercado de Valores), Vista informs its shareholders of the following:

Item I of the Agenda: To act quickly and effectively in the face of potential business opportunities in line with our growth strategy, it is necessary to have the necessary tools to structure and execute acquisitions of rights and assets related to the development of non-conventional hydrocarbon reserves and resources in the basins where Vista operates. The above considering that the acquisition processes of these rights and assets are extremely competitive, which requires us to act quickly to avoid disadvantages and ensure that we do not lose valuable opportunities to other participants in the process. Therefore, the shareholders of the Company will be asked to adopt the following resolutions in relation to the first item of the agenda of the Shareholders’ Meeting:

1.

“It is hereby approved that the Company may carry out, directly or indirectly, one or more acquisitions of exploration and/or exploitation rights, interests in concessions, licenses, and agreements for the development of unconventional hydrocarbon reserves and resources and/or any other asset related to the development of unconventional hydrocarbon reserves and resources located in basins where the Company operates, including the acquisition and/or participation in entities holding such assets (any of these, a “Potential Acquisition”), which total amount represents more than 20% of the value of the Company’s consolidated assets (based on figures as of the end of the last quarter reported at the time of executing the first of such Possible Acquisitions or of executing the Potential Acquisition, if only one is executed), in the understanding that if the Potential Acquisition (or Potential Acquisitions, as a whole) represents an equal or lower percentage, it (or they) will not be subject to the present approval; and it is further understood that the total amount of the Potential Acquisition(s) may not exceed, in the aggregate and within a period of 12 months from the date of this Ordinary General Meeting, 50% of the value of the consolidated assets of the Company (based on figures as of the end of the last quarter reported at the time of executing the first of such Potential Acquisition or of executing the Potential Acquisition, if only one is executed); provided that such approval will revoke and replace, for all legal purposes, the authorization granted with respect to the same matters by the ordinary general shareholders’ meeting dated March 3, 2025 (the “2025 Shareholders’ Meeting”), without such circumstance affecting the validity of any acts that have been performed, are pending execution, or whose execution continues, under the authorizations granted by the 2025 Shareholders’ Meeting. Resolutions in this regard.”

2.

“It is resolved to approve that the resolutions adopted in accordance with this item on the agenda, as well as those adopted in items II and III of the agenda, shall replace, for all legal purposes, the resolutions adopted by the Shareholders at the 2025 Shareholders’ Meeting, without such substitution affecting the validity of any acts that have been performed, are pending execution, or whose execution continues, under the authorizations granted by the resolutions adopted at the 2025 Shareholders’ Meeting.”

3.

“In relation to the above resolution, it is hereby approved to delegate to the Company’s Board of Directors the authority to determine all the final terms, conditions, and characteristics to which the Potential Acquisition, or Potential Acquisitions, will be subject, which must adhere to the usual market terms for operations of this type. The Board of Directors may, for this purpose, designate and grant the necessary powers to the persons it deems appropriate, so that in the name and on behalf of the Company, they carry out all acts, whether factual or legal, related to the Potential Acquisition, or Potential Acquisitions, including, without limitation, entering into and signing any agreement, contract, document, instrument, certificate, titles, letters, memorandums, certifications derived from or related to the Potential Acquisition, or Potential Acquisitions.”

4.

“All contracts, agreements, titles, bids, letters, memorandums, certifications, and other documents entered into, signed, or issued by the Company in relation to the Potential Acquisition, or Potential Acquisitions, approved in accordance with the first resolution are hereby ratified in their terms.”

Item II of the Agenda: To ensure that Vista has the necessary resources, in the form of financial debt, to carry out the Potential Acquisition, or Potential Acquisitions, in accordance with the above, the shareholders of the Company will be asked to adopt the following resolution in relation to the second item of the agenda of the Shareholders’ Meeting:

1.

“It is approved that the Company and/or any of its direct and indirect subsidiaries, regardless of their place of incorporation, to incur any type of financing debt to pay in full or in part for the Potential Acquisition(s) including, but not limited to, enter into one or more credit agreements, with or without security (which may be real, personal, or of any other type permitted by applicable law) whose main purpose is the total or partial payment of the Potential Acquisition(s), approved in accordance with the first item of the agenda of this Meeting, the payment of expenses and costs associated with the Potential Acquisition(s), and to finance working capital and other general corporate purposes; as well as to delegate to the Board of Directors the authority to determine all the terms, conditions, and other characteristics to which the financial debt or the financing(s) will be subject to be executed, provided that that this approval will revoke and replace, for all legal purposes, the authorization granted by the 2025 Shareholders’ Meeting with respect to those same matters, without this circumstance affecting the validity of any acts that have been performed, are pending execution, or whose execution continues, under the authorizations granted by said meeting. The Board of Directors may, for this purpose: (i) appoint the special attorneys-in-fact necessary for the negotiation and signing of credit agreements, promissory notes, fee letters, documents evidencing the creation of any type of security (real, personal, or of any other type permitted by applicable law), including without limitation pledges, mortgages, security agreements, guarantees, joint obligations, guarantees, endorsements, as well as any trust agreement, governed by the law of any jurisdiction, including, without limitation, guarantee trust agreements where the Company and/or any of its direct and indirect subsidiaries, regardless of their place of incorporation, acts as trustor and/or trustee, under which the Company and/or any of its subsidiaries, encumber assets as security and/or transfer the ownership of any asset, right, or asset to the trust estate of such guarantee trust agreements; (ii) hire a process agent with domicile in the United States of America, if necessary, approving for this purpose the granting of a special irrevocable power of attorney with litigation and collection faculties, in terms of the first paragraph of Article 2,554 of the Civil Code for the Federal District and its correlatives and concordant articles in the Federal Civil Code and in the Civil Codes of the other Federal Entities of the United Mexican States but with all general faculties and as broad as required by law, to be exercised in any jurisdiction by any of its attorneys-in-fact who have the necessary faculties for this purpose, and so that, in the name and on behalf of the Company and/or any of its direct and indirect subsidiaries, regardless of their place of incorporation, act as process agent, as well as to receive all kinds of notifications, notices, summons, resolutions, judgments, or communications of any nature in relation to any lawsuit, action, proceeding, or trial, including, without limitation, judicial, administrative, or arbitration proceedings, brought before any court in the United States of America; and (iii) enter into or sign any other agreement, contract, title, document, instrument, certificate, notification, notice, requirement, endorsement, or request of any nature, amendments, supplements, additions, modifying agreements, restatements, or terminations that are necessary or convenient.”

Item III of the Agenda: In order for Vista to have the necessary resources, through one or more increases in the variable portion of the Company’s capital stock, to be able to carry out the Potential Acquisition(s), or any other acquisitions that are substantially similar to the Potential Acquisition(s) but which, due to their size, fall outside the authorization granted under the previous agenda item (“Other Acquisitions”), the Company’s shareholders will be asked to adopt the following resolution in connection with item III of the agenda of the Shareholders’ Meeting:

1.

“It is approved to delegate to the Company’s Board of Directors the authority to resolve one or more increases to the variable portion of the capital stock to pay in whole or in part any Potential Acquisition(s), or Other Acquisition, as well as the authority to determine the terms of the issuance, subscription and payment of the respective Series A shares representing such increases (which may be represented by ADSs); provided that preemptive rights will be excluded in connection with the issuance of such Series A shares and that the issuance of such Series A shares, in the aggregate, shall not exceed the number of shares representing 15% of the Series A shares outstanding representing the Company’s capital stock immediately prior to the occurrence of a first capital increase (or the capital increase, if there is only one) to fund the first of the Potential Acquisitions or Other Acquisitions (or the Potential Acquisition or Other Acquisition, if there is only one) provided that this approval will revoke and replace, for all legal purposes, the authorization granted by the 2025 Shareholders’ Meeting with respect to those same matters, without this circumstance affecting the validity of any acts that have been carried out, are pending execution, or whose execution continues, under the authorizations granted by said meeting.”

2.

“It is approved that any Series A shares held in the Company’s treasury account can be used, to represent any capital increases that may be decreed by the Board of Directors in accordance with the preceding subparagraph, including without limitation those Series A shares held in the treasury account that were intended to be used to cover the exercise by the holders of the warrants identified with ticker symbol “VTW408A-EC001” issued by the Company, which were already exercised and cancelled in their entirety.”

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